Exhibit 1.1

[•] Shares

Midland States Bancorp, Inc.

Common Stock
par value $0.01 per share

Underwriting Agreement

[•], 2016

Sandler O’Neill & Partners, L.P.
Keefe, Bruyette & Woods, Inc.
   as Representatives of the several
   Underwriters named in Schedule I hereto
c/o Sandler O’Neill & Partners, L.P.
1251 Avenue of the Americas, 6th Floor
New York, New York 10020

Ladies and Gentlemen:

Midland States Bancorp, Inc., an Illinois corporation (the “Company”), proposes to issue and sell, and the persons listed in Schedule II hereto (the “Selling Shareholders”), acting severally and not jointly, propose to sell, subject to the terms and conditions stated herein, to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Sandler O’Neill & Partners, L.P. and Keefe, Bruyette & Woods, Inc. are acting as representatives (the “Representatives”), an aggregate of [•] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [•] additional shares (the “Optional Shares”) of the common stock, par value $0.01 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

1.                                      (a)                                 The Company represents and warrants to each of the Underwriters as of the date hereof and as of each Time of Delivery (as defined below) that:

(i)                                                        A registration statement on Form S-1 (File No. 333-210683) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, excluding exhibits thereto, have been declared or become effective in such form; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or registration statement, if any, increasing the size of the offering (the “Rule 462(b) Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the preliminary prospectus, dated [•], included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(ii)                                                     As of the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”); and as of the effective date of the Registration Statement, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below);

(iii)                                                  The Prospectus (together with any supplement thereto), as of its date and at the Time of Delivery (as defined in Section 4 hereof), did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv)                                                 As of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.  As used in this paragraph and elsewhere in this Underwriting Agreement (the “Agreement”):

“Applicable Time” means [•] a.m./p.m. (Eastern time) on the date of this Agreement.

“Statutory Prospectus” as of any time means the most recent Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time.

“General Disclosure Package” means (i) any Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and (ii) the Statutory Prospectus.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III to this Agreement.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

(v)                                                    Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 5(b), did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package and the Prospectus; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(vi)                                                 From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters

Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(vii)                                              The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives and with entities that are either (1) qualified institutional buyers within the meaning of Rule 144A under the Act or (2) institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications (defined below) other than those listed on Schedule IV hereto.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, complied in all material respects with the Act and the 1933 Act Regulations, and when taken together with the General Disclosure Package, as of the Applicable Time did not, and as of each Time of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii)                                           Since the date of the most recently dated audited consolidated balance sheet contained in the financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries, considered as one enterprise, have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the general affairs, management, earnings, business, properties, assets, business prospects, consolidated financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for regular quarterly dividends on the Stock in amounts consistent with past practice;

(ix)                                                 The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are described in each of the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(x)                                                    The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois, with power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.  The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect;

(xi)                                                 Each subsidiary of the Company either has been duly incorporated or organized and is validly existing as a corporation, limited liability company or trust, or has been duly chartered and is validly existing as a bank, and the non-bank subsidiaries are in each case in good standing under the laws of the jurisdiction of its organization, with power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the activities of the subsidiaries of Midland States Bank, an Illinois state-chartered bank (the “Bank”), are permitted to subsidiaries of an Illinois state-chartered bank under applicable law and the rules and regulations of the State of Illinois Department of Financial and Professional Regulation (the “IDFPR”), and the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”); all of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly by the Company, free and clear of any pledge, lien, encumbrance, claim or equity; all of the issued shares of capital stock of each subsidiary of the Company other than the Bank have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or through other subsidiaries of the Company (except as described in Exhibit 21 to the Registration Statement), by the Company, free and clear of any pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary; there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of any of the Company’s subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement;

(xii)                                              The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws and bankruptcy laws, including 11 U.S.C. §1145, and conform to the description of the Stock contained in each of the Registration Statement, the General Disclosure Package and the Prospectus; no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company; and no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Company;

(xiii)                                           This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representatives, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws;

(xiv)                                          The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Stock contained in each of the Registration Statement, the General Disclosure Package and the Prospectus;

(xv)                                             Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person;

(xvi)                                          The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument (collectively, the “Agreements and Instruments”) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Company Agreements and Instruments”), except for those conflicts, breaches, violations or defaults that would not reasonably be expected to result in a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the certificate or articles of incorporation or charter (as applicable) or by-laws of the Company or any of its subsidiaries, (B) result in any violation of any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties or (C) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any subsidiary pursuant to, any of the Company Agreements and Instruments, except for, in the case of (B) and (C) above, those conflicts, breaches, violations, defaults or Repayment Events that would not reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Shares, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), of the Shares and except as may be required under the rules and regulations of the Nasdaq Stock Market or the Financial Industry Regulatory Authority (“FINRA”), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.  As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary prior to its scheduled maturity;

(xvii)                                       Neither the Company nor any of its subsidiaries is (A) in violation of its certificate or articles of incorporation or charter (as applicable) or by-laws or (B) in breach, violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Company Agreements and Instruments, except with respect to subsection (B) for such breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xviii)                                    The statements set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of the Common Stock,” insofar as they purport to constitute a summary of the terms of the Stock of the Company, and under the captions “Supervision and Regulation”, “Business—Legal Proceedings”, “Dividend Policy”, and “Material United States Federal Income Tax Considerations for Non-U.S. Holders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete;

(xix)                                          The financial statements, together with the supporting schedules, if any, and notes, included in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, comply in all material respects with the applicable requirements of the Act and the 1933 Act Regulations, present fairly in all material respects the consolidated financial condition of the Company and its subsidiaries at the dates indicated and the consolidated statements of income, statements of comprehensive income, statements of shareholders’ equity and statements of cash flows of the Company and its subsidiaries for the periods specified.  Such financial statements and supporting schedules, if any, have been prepared in all material respects in conformity with generally accepted accounting principles in effect in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus.  The selected financial data and the summary financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Summary—Summary Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects.  Pro forma financial statements are not required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act, the 1933 Act Regulations or GAAP; to the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package and Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply in all material respects with Regulation G promulgated under the 1934 Act and Item 10(e) of Regulation S-K;

(xx)                                             Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;  the Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act), that complies with the requirements of the 1934 Act applicable to them; the Company’s internal control over financial reporting is effective; and since the end of the Company’s most recent audited fiscal year, there has been (X) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) of which the Company is aware and (Y) no change in the Company’s internal control over financial reporting that has materially affected adversely, or is reasonably likely to materially affect adversely, the Company’s internal control over financial reporting;

(xxi)                                          The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act that are applicable to an issuer that has a class of securities registered under Section 12 of the 1934 Act;

(xxii)                                       Neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or any such Regulatory Agreement is pending or threatened; there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits;

(xxiii)                                    The Company and its subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the IDFPR, the Board of the Federal Reserve system (the “FRB”) and the FDIC) applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxiv)                                   Except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the Company’s knowledge, threatened or contemplated by Governmental Entities or threatened by others, to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement by the Act or by the 1933 Act Regulations and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Registration Statement or to be filed as exhibits thereto by the Act or by the 1933 Act Regulations which have not been so described or filed;

(xxv)                                      Each of the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company or its subsidiaries; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(xxvi)                                   Each of the Company and its subsidiaries is in compliance with all applicable federal, state and local environmental laws and regulations, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, or except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, and to the knowledge of the Company, there are no circumstances that would reasonably be expected to prevent, interfere with or materially increase the cost of such compliance in the future;

(xxvii)                                The statistical and market-related data contained in each of the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes are reliable and accurate;

(xxviii)                             Neither the Company nor any controlled affiliate of the Company nor any person acting on their behalf (other than the Underwriters), has taken, nor will the Company or any affiliate or any person acting on their behalf (other than the Underwriters), take, directly or indirectly, any action that is designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxix)                                   The Company is not and, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of such proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxx)                                      Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares;

(xxxi)                                   The Company has not distributed and, prior to the later to occur of (i) such Time of Delivery and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, the

General Disclosure Package, the Prospectus or such other materials, if any, permitted by the Act or the 1933 Act Regulations and approved by the Representatives;

(xxxii)                                KPMG LLP, which has audited the financial statements of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and the 1933 Act Regulations, and, to the knowledge of the Company, is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company;

(xxxiii)                             No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent that, in any case, would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business;

(xxxiv)                            The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the business in which the Company and its subsidiaries are engaged; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause where the denial of liability for such claim or an adverse determination in connection with such reservation of rights could reasonably be expected to result in a Material Adverse Effect; neither the Company nor any such subsidiary has been refused any material insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;

(xxxv)                               The Company has filed all federal, state and local tax returns that are required to be filed or has requested extensions thereof, except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect;

(xxxvi)                            Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company;

(xxxvii)                         Any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under Section 4043 of ERISA); none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

(xxxviii)                      The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) (collectively, “Intellectual Property”) necessary for the conduct of their respective business, except where the failure to own or possess such rights would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(xxxix)                            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xl)                                                 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company and its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xli)                                              No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers or shareholders of the Company or any of its subsidiaries, on the other, that is required by the Act or the 1933 Act Regulations to be described in each of the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described;

(xlii)                                           Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, which may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues and expenses;

(xliii)                                        The Company is in compliance with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it;

(xliv)                                       All of the information, as may have been updated or amended, provided to the Representatives or to counsel for the Underwriters by the Company, to the Company’s knowledge, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 and FINRA Rule 5121 is true, complete and correct in all material respects;

(xlv)                                          The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Select Market, and the Company has taken no action designed to, or reasonably likely to, have the effect of delisting the Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing; and

(xlvi)                                       The Company has no debt securities to which a rating is accorded by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the 1934 Act.

(b)                                 Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with each of the Underwriters as of the date hereof and as of each Time of Delivery that:

(i)                                                        (A) the Registration Statement, when it became effective, did not and, as amended or supplemented, if applicable, at the time such amendment or supplement becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the General Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (C) the Prospectus does not, and, as amended or supplemented, if applicable, will not, at the time the Prospectus or any such amendment or supplement was issued and at such Time of Delivery, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 1(b)(i) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Shareholder to the Company consists of (A) the legal name and address of such Selling Shareholder, (B) the number of Shares beneficially owned by such Selling Shareholder before and after the offering, (C) the number of Shares being offered by such Selling Shareholder, and (D) the other information in the footnotes corresponding to such Selling Shareholder, in the case of (A), (B), (C) and (D), that appears in the table under the caption “Principal and Selling Shareholders” in the Registration Statement, the General Disclosure Package and the Prospectus (with respect to such Selling Shareholder, collectively, the “Selling Shareholder Information”);

(ii)                                                     Such Selling Shareholder is not prompted to sell the Shares to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company that is not set forth in each of the Registration Statement, the General Disclosure Package or the Prospectus;

(iii)                                                  Such Selling Shareholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and the Stock Custody Agreement (together, the “Power of Attorney and Stock Custody Agreement”) and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(iv)                                                 The execution and delivery of this Agreement and the Power of Attorney and Stock Custody Agreement and the sale and delivery of the Shares to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Shareholder pursuant to any Agreements and Instruments to which such

Selling Shareholder is a party or by which such Selling Shareholder may be bound, and (ii) result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, as applicable or any law, statute or any order, rule or regulation of any Governmental Entity having jurisdiction over such Selling Shareholder or any of its properties, except in each case as would not have a material adverse effect on such Selling Shareholder and would not prevent or materially interfere with the consummation by such Selling Shareholder of the transactions contemplated hereby;

(v)                                                    Such Selling Shareholder has and will have at such Time of Delivery valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of any security interest and all liens or encumbrances, other than pursuant to this Agreement; upon delivery of such Shares and payment of the purchase price as herein contemplated, the Underwriters will receive good and marketable title to the Shares purchased by them from such Selling Shareholder, free and clear of all liens or encumbrances of any kind;

(vi)                                                 Such Selling Shareholder has duly authorized, executed and delivered, in the form previously furnished to the Representatives, the Power of Attorney and Stock Custody Agreement with Jeffrey G. Ludwig and Douglas J. Tucker as attorneys-in-fact (each, an “Attorney-in-Fact”) and Computershare Inc. as custodian (“Custodian”); the Custodian is authorized to deliver the Shares to be sold by such Selling Shareholder hereunder and to accept payment therefor;

(vii)                                              Neither such Selling Shareholder nor any affiliate of such Selling Shareholder nor any person acting on their behalf has taken, directly or indirectly, nor will such Selling Shareholder or any affiliate or any person acting on its behalf take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(viii)                                           No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Stock Custody Agreement, or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except filings on Form 3, Form 4, Schedule 13D or Schedule 13G, as applicable, or such filings, consents, approvals, authorizations, registrations, qualifications or decrees as may have previously been made or obtained or as may be required under the Act or state securities laws;

(ix)                                                 Upon payment by the Underwriters of the purchase price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee, and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters maintained at DTC (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim”, within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its charter, by-laws or other organizational document and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate book entries crediting the Shares to the securities accounts of the several Underwriters maintained at DTC will have been made on records of DTC pursuant to Section 8-501 of the UCC. As used in this Section 1(b)(ix), the terms “delivery”, “securities account”, “security entitlement” and “adverse claim” have the meanings given them in Article 8 of the UCC.

(x)                                                    Neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA; and

(xi)                                                 Each Selling Shareholder represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405 (any such “free writing prospectus” of any Selling Shareholder, a “Selling Shareholder Free Writing Prospectus”), and it has not used, referred to or distributed, and will not use, refer to or distribute, any such Selling Shareholder Free Writing Prospectus.  Any Selling Shareholder Free Writing Prospectus consented to by the Underwriter is hereinafter referred to as a “Selling Shareholder Permitted Free Writing Prospectus.”  Each Selling Shareholder represents that it has complied and will comply with the requirements of Rule 433 applicable to any Selling Shareholder Permitted Free Writing Prospectus of such Selling Shareholder, including timely filing with the Commission where required, legending and record-keeping.  Other than the Registration Statement, the General Disclosure Package and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer-Represented Free Writing Prospectus or Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule III hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(c)                                  Any certificate signed by an officer of the Company or any Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of Shares shall be deemed to be a representation of the Company or such Selling Shareholder, as the case may be, as to the matters set forth therein as of the date of such certificate.

2.                                      Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell, and each of the Selling Shareholders agrees to sell, severally and not jointly, to each of the Underwriters, and each of the Underwriters agrees to purchase from the Company and the Selling Shareholders, at a purchase price per share of $[•], a number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the number of Firm Shares set forth opposite the name of the Company and the name of such Selling Shareholder in Schedule II hereto by a fraction, the numerator of which is the total number of Firm Shares which such Underwriter is obligated to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the total number of Firm Shares that all of the Underwriters are obligated to purchase hereunder, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, a number of Optional Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the number of Optional Shares as to which such election shall have been exercised by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at its election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of thirty (30) calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two (2) or later than ten (10) business days after the date of such notice.

It is understood that each Underwriter has authorized the Representatives, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which such Underwriter has agreed to purchase.  Either Sandler O’Neill & Partners, L.P. or Keefe, Bruyette & Woods, Inc., individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill & Partners, L.P. or Keefe, Bruyette & Woods, Inc. by the relevant Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

3.                                      Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                                      (a)                                 The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours prior notice to the Company, shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same day) funds to the account specified by the Company and the Attorney-in-Fact to the Representatives.  The Company and the Attorney-in-Fact will cause certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four (24) hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Eastern time, on [•] or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Vedder Price P.C., 222 N. LaSalle Street, Ste. 2600, Chicago, Illinois 60601 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held, which may be via facsimile and telephonic, at the Closing Location at 4:00 p.m., New York time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                      The Company further covenants and agrees with each of the Underwriters as follows:

(a)                                 To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed with the Commission or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order with respect to the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or

Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)                                 If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify as promptly as reasonably practicable the Representatives so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(c)                                  The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives, collectively with any Selling Shareholder Free Writing Prospectus, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping.  The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic roadshow;

(d)                                 The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Act and (ii) completion of the Lock-up Period referred to in Section 5(h) hereof;

(e)                                  Promptly from time to time to take such action as the Representatives may request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(f)                                   Within two Business Days following the date of this Agreement, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representatives may from time to time reasonably request.  The Company will furnish, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(g)                                  To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the 1933 Act Regulations thereunder (including, at the option of the Company, Rule 158);

(h)                                 During the period beginning from the date hereof and continuing to and including the date 180 days after the date hereof (the “Lock-Up Period”), the Company will not directly or indirectly offer, sell, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the 1934 Act or otherwise dispose of or transfer, or announce the offering of, or file a registration statement under the Act in respect of, except as provided hereunder, any Common Stock or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, Common Stock or any such substantially similar securities, without the Representatives’ prior written consent; provided, however, that the foregoing restrictions shall not apply to (A) Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and reflected in the Registration Statement, the General Disclosure Package and the Prospectus, (C) the issuance of Stock or other securities (including securities convertible into or exchangeable or exercisable for Stock or other securities) in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, properties or other assets of another person or entity or (D) the issuance of Stock or other securities (including securities convertible into or exchangeable or exercisable for Stock or other securities) in connection with joint ventures, commercial relationships or other strategic transactions; provided further that, the Company may file with the Commission registration statements on Form S-8 for any of the plans set forth in clause (B) above during the restrictive period set forth in this Section 5(h).  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement executed and delivered for an executive officer or director of the Company, the Representatives will notify the Company of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, and upon the Representatives’ reasonable request, the Company agrees to announce or cause to be announced by press release through a major news service at least two (2) business days before the effective date of the release or waiver of the impending release or waiver.

(i)                                     To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(j)                                    If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k)                                 To use its best efforts to list the Shares on the Nasdaq Global Select Market and to maintain the listing of the Shares on Nasdaq or another national securities exchange;

(l)                                     Until satisfaction of the requirements of Section 4(a)(3) of the Act and Rule 174 thereunder applicable to the offering, the Company will (i) file all documents required to be filed with the Commission pursuant to the 1934 Act and the rules and regulations promulgated thereunder within the time periods required by the 1934 Act and the rules and regulations thereunder and (ii) file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the Act; and

(m)                             The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Stock or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall use its best efforts to cause each of its controlled affiliates to, comply with all applicable provisions of Regulation M with respect to the Shares.

6.                                      (a)                                 The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all fees and expenses in connection with listing the Shares on the Nasdaq Global Select Market; (iv) the filing fees incident to, and the fees and disbursements of legal counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares, provided that such fees and disbursements shall not exceed $25,000 in the aggregate; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) the costs and expenses of the Company relating to investor presentations on any “road show”

undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show with the consent of the Company; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.

(b)                                 Each Selling Shareholder, severally and not jointly, will pay all expenses incident to the performance of its obligations under, and consummation of the transactions contemplated by, this Agreement, including (i) such Selling Shareholder’s share of the fees and expenses of the Attorney-in-Fact, Custodian or any custodian or attorney-in-fact and expenses associated with communications and collection of documents from the Selling Shareholders, (ii) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of such Selling Shareholder’s Shares to the Underwriters, and (iii) the fees and disbursements of its counsel (except to the extent the Company has otherwise agreed to pay such amounts), accountants and other advisors.

(c)                                  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

7.                                      The obligations of the Underwriters hereunder to purchase and pay for the Shares as provided herein to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)                                 Vedder Price P.C., counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the First Time of Delivery, in the form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as it may reasonably request to enable them to pass upon such matters;

(c)                                  Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel for the Company, shall have furnished to the Representatives its written opinion, dated the First Time of Delivery, in form and substance reasonably satisfactory to counsel for the Underwriters;

(d)                                 Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel for the Selling Shareholders, shall have furnished to the Representatives its written opinion, dated the First Time of Delivery, in form and substance reasonably satisfactory to counsel for the Underwriters;

(e)                                  On the date of this Agreement and at each Time of Delivery, KPMG LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided that the letter delivered as of such Time of Delivery shall use a “cut-off” date no more than three (3) business days prior to such Time of Delivery, as applicable;

(f)                                   (i)                                     Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus, and (ii) since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, capital adequacy for regulatory purposes, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)                                  On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either federal, New York State or Illinois State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions in the United States or elsewhere, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (g) in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)                                 The Shares to be sold at such Time of Delivery shall have been approved for listing, subject to official notice of issuance, on the Nasdaq Global Select Market;

(i)                                     The Company has obtained and delivered to the Underwriters executed counterparts of a lock-up agreement reasonably acceptable to the Representatives from each of the Company’s directors and executive officers, and shareholders of the Company set forth on Annex I(a) (including each of the Selling Shareholders);

(j)                                    FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(k)                                 The Representatives shall have received at such Time of Delivery satisfactory evidence of the good standing of the Company and each of its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions;

(l)                                     The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section 7 and as to such other matters as you may reasonably request; and

(m)                             The Attorney-in-Fact, on behalf of each Selling Shareholder, shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of the Attorney-in-Fact reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of each of the Selling Shareholders herein at and as of such Time of Delivery, as to the performance by each of the Selling Shareholders of their obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request.

8.                                      (a)                                 The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act) (“Affiliates”), its selling agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below.

(i)                                                        against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed included therein under Rule 430A of the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication provided to investors by, or with the approval of, the Company, any road show presentation made to investors by the Company, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                                     against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii)                                                  against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Representatives) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show presentation, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto), provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, and any road show presentation, when considered together with the General Disclosure Package, or any amendment or supplement thereto, are (A) the first paragraph appearing in the Prospectus in the section entitled “Underwriting—Commission and Discounts,” (B) the section “Underwriting—Price Stabilization, Short Positions and Penalty Bids,” (C) the section “Underwriting—Passive Market Making,” and (D) the section “Underwriting—Electronic Distribution” (collectively, the “Underwriter’s Information”).

(b)                                 Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each Underwriters’ Affiliates and selling agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the

Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any Issuer-Represented Free Writing Prospectus or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Shareholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement in or any omission or alleged omission from such documents made in reliance upon and in conformity with such Selling Shareholder’s Selling Shareholder Information; provided, however, that with respect to any amount due to an indemnified person under this Section 8(b), each Selling Shareholder shall be liable only to the extent of the net proceeds received by such Selling Shareholder from the sale of such Selling Shareholder’s Shares.

(c)                                  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a) and (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed included therein under Rule 430A of the Act, any Preliminary Prospectus, the General Disclosure Package, any Written Testing-the-Waters Communication or any Issuer-Represented Free Writing Prospectus or Selling Shareholder Free-Writing Prospectus when considered together with the General Disclosure Package, any road show presentation, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)                                 Promptly after receipt by an indemnified party under subsection (a), (b), (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party has been materially prejudiced thereby.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which consent shall not be unreasonably withheld, and which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are materially different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume the legal defense of such indemnified party or parties (but not to control the defense of such action as to the indemnifying party) and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

(e)                                  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f)                                   If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein (other than as a result of the limitations imposed on indemnification described in such preceding sections of this Section 8), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or the applicable Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company or the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (f).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g)                                  The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) the Company or any of the respective directors and officers of the Company, the Selling Shareholder or any such controlling person.

9.                                      (a)                                 If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in the Representatives’ discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six (36) hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) hereof, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.                               If a Selling Shareholder defaults in its obligation to sell and deliver the number of Shares that such Selling Shareholder has agreed to sell and deliver hereunder at a Time of Delivery, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule II hereto, then the Underwriters may, by notice to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 6 and 8 shall remain in full force and effect or (b) elect to purchase the Shares which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder.  No action taken pursuant to this Section 10 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by any Selling Shareholder as referred to in this Section 10, each of the Underwriters, the Company and the non-defaulting Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Company, each Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, or each Selling Shareholder, or any officer or director or controlling person of a Selling Shareholder, and shall survive delivery of and payment for the Shares.

12.                               If this Agreement is terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Shareholders to the extent required hereby, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

13.                               The Company and each Selling Shareholder acknowledges and agrees that:

(a)                                 In connection with the sale of the Shares, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders on the one hand, and the Underwriters on the other hand, has been created in respect of any of the transactions contemplated by this Agreement;

(b)                                 The price of the Shares set forth in this Agreement was established following discussions and arm’s-length negotiations between the Company, the Attorney-in-Fact on behalf of the Selling Shareholders and the Underwriters, and the Company and the Attorney-in-Fact on behalf of each Selling Shareholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  It has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and the Selling Shareholders, and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 It waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or any Selling Shareholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Shareholders, including shareholders, employees or creditors of the Company or the Selling Shareholders.

14.                               In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

15.                               All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention:  General Counsel; if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention:  Douglas J. Tucker, Esq., Senior Vice President and Corporate Counsel, with a copy to Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Chicago, Illinois 60606, Attention:  Bill Fay; and if to a Selling Shareholder they shall be delivered or sent by mail or facsimile transmission to such Selling Shareholder at the address set forth opposite its name on Schedule II.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholders and, to the extent provided in Section 8 hereof, the officers and directors of the Company, any Selling Shareholder and each person who controls the Company, a Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.                               This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles of said state other than Section 5-1401 of the New York General Obligations Law.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, EACH OF THE SELLING SHAREHOLDERS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, EACH OF THE SELLING SHAREHOLDERS AND EACH OF THE UNDERWRITERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION

OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19.                               The Company, each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.

20.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.                               No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or the party granting such waiver.

22.                               The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

23.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders in accordance with its terms.

Very truly yours,

MIDLAND STATES BANCORP, INC.

By:
Name:
Title:

THE SELLING SHAREHOLDERS named in Schedule II hereto, acting separately

By:
Name: [•]
As Attorney-in-Fact acting on behalf of the Selling Shareholders named in Schedule II hereto

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.,		KEEFE, BRUYETTE & WOODS, INC.,
as Representative of the several Underwriters		as Representative of the several Underwriters

By:	Sandler O’Neill & Partners Corp.,	By:
	the sole general partner	Name:
Title:

By:
Name:
Title:

Each for itself and as Representatives of the several Underwriters listed in
Schedule I hereto.

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Sandler O’Neill & Partners, L.P.

Keefe, Bruyette & Woods, Inc.

D.A. Davidson & Co.

Stephens, Inc.

Total:

SCHEDULE II

Seller	Address	Number of Firm Shares to be Sold	Maximum Number of Optional Shares to be Sold
Midland States Bancorp, Inc.

Selling Shareholders:

Richard E. Workman 2001 Trust
John F. McDonnell
Bank of America and Andrew Sproule Love, Jr., as Trustees U/T/W of Andrew Sproule Love FBO Andrew Sproule Love, Jr.
Andrew S. Love, Jr.
Love Real Estate Company

Total Selling Shareholders:

Total:

SCHEDULE III

ISSUER-REPRESENTED GENERAL USE FREE WRITING PROSPECTUS

SCHEDULE IV

WRITTEN TESTING-THE-WATERS COMMUNICATION

ANNEX I(a)

List of Directors, Executive Officers and Shareholders subject to the Lock-Up Agreement:

Directors

John M. Schultz

Leon J. Holschbach

Deborah Golden

Jerry L. McDaniel

Jeffrey M. McDonnell

Dwight A. Miller

Richard T. Ramos

Laurence A. Schiffer

Robert F. Schultz

Thomas D. Shaw

Jeffrey C. Smith

Executive Officers

Leon J. Holschbach

Jeffrey G. Ludwig

Douglas J. Tucker

Jeffrey S. Mefford

Jeffrey A. Brunoehler

Sharon A. Schaubert

James R. Stewart

Shareholders

List of Shareholders (including Selling Shareholders) subject to the Lock-Up Agreement:

Richard E. Workman 2001 Trust

James S. McDonnell, III

John F. McDonnell

Love Investment Company

Trustees U/T/W of Andrew Sproule Love FBO Andrew Sproule Love, Jr.

Love Group, LLC

Andrew S. Love, Jr.

Love Real Estate Company

Laurence A. Schiffer